UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 8, 2005

TERAX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-72230	88-0475757
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

9600 Great Hills Trail, Suite 150W, Austin, Texas 78759
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (512) 231-8444

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On August 8, 2005 the Registrant accepted subscriptions from seven purchasers for 570,000 Units (the “Units”) at a price of $10.00 per Unit for gross proceeds to the Registrant of $5,700,000.

Each Unit consists of eight shares of the Registrant’s common stock (each a “Unit Share”) and four non-transferable share purchase warrants (each a “Unit Warrant”). Each Unit Warrant is exercisable into one share of the Registrant’s common stock (each a “Warrant Share”) at a price of $1.75 until February 8, 2007, subject to acceleration as follows: in the event that the average closing price of the shares of the Registrant’s common stock on the OTC:BB or other, more senior exchange for the twenty previous trading days exceeds $2.25, and provided that an effective registration statement registering the resale of the Warrant Shares is then in effect, the Registrant may, by written notice, accelerate the expiry date of the Unit Warrants to thirty days after the date of such notice.

The securities listed above were issued in reliance upon the exemption provided by Regulation S promulgated under the United States Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2005

TERAX ENERGY, INC.

By:	/s/ J. William Rhea, IV
J. William Rhea, IV
Chief Executive Officer